UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 25, 2006

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12333 West Olympic Boulevard Los Angeles, California (Address of principal executive offices)	90064-1021 (Zip Code)
Registrant’s telephone number, including area code: (310) 893-1600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 1.01 Entry into a Material Definitive Agreement
Agreement to Acquire Rockwell Scientific Company LLC
On July 26, 2006, Teledyne Brown Engineering, Inc., a wholly owned subsidiary of Teledyne, entered into a Purchase Agreement with Rockwell Automation, Inc. and Rockwell Collins, Inc., to buy all of the membership interests of Rockwell Scientific Company LLC, a Delaware limited liability company, for a purchase price of $167.5 million. Teledyne guarantees obligations of its subsidiary under the Purchase Agreement. The closing of the acquisition is subject to customary closing conditions, including satisfaction of the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
The Purchase Agreement, the Guarantee and a press release jointly issued by Teledyne, Rockwell Automation and Rockwell Collins are attached as exhibits and incorporated by reference herein.
Compensation Matters
On July 25, 2006, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Teledyne Technologies Incorporated (“Teledyne”) took the actions described below with regard to the compensation of the Company’s Named Executive Officers:
a) Effective September 1, 2006, the “Base Salary” of Robert Mehrabian, Teledyne’s Chairman, President and Chief Executive Officer, under Section 4(a) and for the purposes of the previously filed Second Amended and Restated Employment Agreement dated as of January 24, 2006, between Dr. Mehrabian and Teledyne, shall be increased to Seven Hundred and Fifty Thousand Dollars ($750,000.00). Excepted as amended thereby, the Employment Agreement continues in effect in accordance with its terms.
b) The following table sets forth the base salary of the Named Executive Officers, effective September 1, 2006:

Name	Position	Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	$750,000
John T. Kuelbs	Executive Vice President, General Counsel and Secretary	$387,507
Dale A. Schnittjer	Senior Vice President and Chief Financial Officer	$357,018
James M. Link	President, Teledyne Brown Engineering, Inc.	$304,315
Aldo Pichelli	Senior Vice President and Chief Operating Officer, Electronics and Communications Segment	$301,054
In increasing such base salaries, the Committee considered general industry and industry peer compensation information provided by Hewitt Associates, executive performance and other factors.
Item 2.02 Results of Operations and Financial Condition
On July 27, 2006, Teledyne Technologies Incorporated issued a press release with respect to its second quarter 2006 financial results. That press release is attached hereto as Exhibit 99.3, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On July 25, 2006, in accordance with its Amended and Restated By-laws, Teledyne Technologies Incorporated’s Board of Directors increased the number of directors to nine, and appointed Wesley W. von Schack as a Class I Director for a term expiring at the 2009 Annual Meeting of Stockholders. Since 1996, Dr. von Schack, age 62, has served as the Chairman, President and Chief Executive Officer of Energy East Corporation, a diversified energy services company. Dr. von Schack will serve on both the Nominating and Governance Committee and the Personnel and Compensation Committee of Teledyne’s Board. Like Robert Mehrabian, Teledyne’s Chairman, President and Chief Executive Officer, Dr. von Schack is a director of Mellon Financial Corporation, with whom Teledyne has previously disclosed arms-length banking, pension trustee, stockholder rights plan agent and transfer agent and registrar relationships. Mellon Bank, N.A., has committed to lend up to $45 million of Teledyne’s recently amended and restated $400 million credit facility. Teledyne’s Board of Directors has reviewed these relationships, among other things, and determined that Dr. von Schack is independent.
The Press Release issued by Teledyne on July 26, 2006 is attached as an exhibit and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
10.1 Purchase Agreement dated as of July 26, 2006, by and among Rockwell Automation, Inc., Rockwell Collins, Inc. and Teledyne Brown Engineering, Inc.
10.2 Guarantee of Teledyne Technologies Incorporated relating to the Purchase Agreement
99.1 Press release dated July 26, 2006 with respect to the appointment of Wesley W. von Schack as a Class 1 Director.
99.2 Press Release issued on July 27, 2006, Announcing Agreement to Acquire Rockwell Scientific Company LLC
99.3 Press Release dated July 27, 2006 with respect to Teledyne Technologies Incorporated’s second quarter 2006 financial results.
Teledyne agrees to furnish supplementally to the SEC upon request a copy of the omitted Company Disclosure Schedule.

SIGNATURE
               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated: July 27, 2006

EXHIBIT INDEX
Description

Exhibit 10.1	Purchase Agreement dated as of July 26, 2006, by and among Rockwell Automation, Inc., Rockwell Collins, Inc. and Teledyne Brown Engineering, Inc.

Exhibit 10.2	Guarantee of Teledyne Technologies Incorporated relating to the Purchase Agreement

Exhibit 99.1	Press release dated July 26, 2006 with respect to the appointment of Wesley W. von Schack as a Class 1 Director.

Exhibit 99.2	Press Release issued on July 27, 2006, Announcing Agreement to Acquire Rockwell Scientific Company LLC

Exhibit 99.3	Press Release dated July 27, 2006 with respect to Teledyne Technologies Incorporated’s second quarter 2006 financial results.